UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2008

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 11, 2008, Robert S. Gregg gave notice of his resignation as the company’s Executive Vice President, Global Strategic Relations, effective January 16, 2008. As of January 16, 2008, Mr. Gregg will cease to be an executive officer of the company. He will be a part-time employee of the company from January 16, 2008 until July 31, 2008. All his employment arrangements with the company will terminate as of July 31, 2008. Mr. Gregg and the company have entered into a Release of Claims Agreement. Under that agreement, Mr. Gregg will be entitled to a severance payment of $100,000, part of which will be compensation for his part time work, which will be paid at a rate equivalent to 20% of his prior compensation (i.e., he will be paid at the annualized salary rate of $63,000 or $5,250 per month). Additionally, the agreement provides that he will remain eligible for a payment under the company’s Management Variable Compensation program for 2007.

At this time, the company is not designating a new Executive Vice President, Global Strategic Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: January 11, 2008